Exhibit 99.1

GAP INC. APPROVES $500 MILLION SHARE REPURCHASE AUTHORIZATION

SAN FRANCISCO - October 16, 2014 - Gap Inc. (NYSE: GPS) today announced that its Board of Directors approved a new $500 million share repurchase authorization for the company’s common stock, reinforcing the company’s commitment to returning excess cash to shareholders.

The new $500 million repurchase program for Gap Inc.’s stock follows the company’s previous $1 billion share repurchase program.

“Through the end of the second quarter, we’re pleased to have distributed about $800 million in cash to shareholders through dividends and share repurchases,” said Sabrina Simmons, EVP and chief financial officer, Gap Inc. “The additional authorization to repurchase stock underscores management and the board’s continued confidence in our long-term strategy.”

Forward-Looking Statements
This press release and related conference call and webcast contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

•	commitment to returning excess cash to shareholders.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of October 16, 2014. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Piperlime, Athleta, and Intermix brands. Fiscal year 2013 net sales were $16.1 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,200 company-operated stores, almost 400 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
David Davick
(415) 427-2164
Investor_relations@gap.com

Media Relations Contact:
Kari Shellhorn
(415) 427-1805
Press@gap.com